DRAFT
Discussion Materials April 16, 2009

DRAFT
EBITDA Comparison Draft We have updated the analysis in this book to reflect: Changes in Management’s projections Commodity prices as of March 31, 2009 EBITDA Comparison – Strip Case $80.0 $67.5 $68.5 $70.0 $65.5 $60.0 $54.1 $55.1 $51.6 $50.2 $50.0 $54.6 millions) $44.4 $48.0 $50.4 $41.4 $46.4 $40.0 $44.6 in $41.1 $ ($ 30.0 $20.0 $10.0 $0.0 2009 2010 2011 2012 2013 12/31/08 Strip EBITDA 1/16/09 Strip EBITDA 3/31/09 Strip EBITDA Note: Based on Management’s guidance. EBITDA before elimination of public company costs ($1.0 million per year) Commodity prices are as of December 31, 2008, January 16 and March 31, 2009. Project Double Barrel, 4/16/09 2

DRAFT
EBITDA Analysis Draft EBITDA as of 12/31/08, 1/16/09 and 3/31/09 per Management projections, without changing Compression Services revenue or Growth CapEx. EBITDA Bridge Analysis ($ in Millions) 2009 2010 2011 2012 2013 Total EBITDA per 12/31 Model and Strip Pricing $ 41.4 $ 48.0 $ 65.5 $ 67.5 $ 68.5 $ 290.9 Impact of Commodity Prices 5.4 5.1 (1.4) (0.2) 0.3 9.2 Impact of Volumes Decrease (3.2) (4.2) (7.0) (7.7) (8.2) (30.3) Impact of Other Changes 0.8 1.4 (5.6) (5.5) (5.5) (14.4) Total impact on EBITDA $ 3.0 $ 2.2 ($ 14.0) ($ 13.4) ($ 13.4) ($ 35.6) EBITDA per 1/16 Model and Strip Pricing $ 44.4 $ 50.2 $ 51.6 $ 54.1 $ 55.1 $ 255.3 Impact of Commodity Prices (1.7) (2.9) (0.3) (1.2) (1.2) (7.3) Impact of Volumes Decrease (2.3) (3.8) (6.5) (7.4) (7.7) (27.7) Impact of Other Changes 0.7 1.1 1.6 5.0 8.4 16.8 Total impact on EBITDA ( $ 3.3) ($ 5.6) ( $5.2) ( $3.7) ( $0.5) ($ 18.2) EBITDA per 3/31 Model and Strip Pricing $ 41.1 $ 44.6 $ 46.4 $ 50.4 $ 54.6 $ 237.1 % Change (1/16 to 3/31) (7.3%) (11.2%) (10.0%) (6.8%) (0.9%) (7.1%) Project Double Barrel, 4/16/09 3

DRAFT

Commodity Price Assumptions – Strip Case

Crude Oil ($/Bbl)


$80.00
$75.00
$70.00
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
2009
2010
2011
2012
2013
$54.44
$51.72
$50.72
$63.88
$62.69
$62.49
$68.79
$67.71
$67.10
$71.14
$70.49
$70.13
$72.79
$72.50
$72.17
12/31/08 NYMEX Oil Price
1/16/09 NYMEX Oil Price
3/31/09 NYMEX Oil Price

Natural Gas ($/Mcf)


$8.00
$7.50
$7.00
$6.50
$6.00
$5.50
$5.00
$4.50
$4.00
2009
2010
2011
2012
2013
$6.08
$5.38
$4.44
$7.10
$6.70
$5.92
$7.26
$7.12
$6.68
$7.27
$7.20
$6.84
$7.29
$7.13
$7.00
12/31/08 NYMEX Gas Price
1/16/09 NYMEX Gas Price
3/31/09 NYMEX Gas Price

Conway Average Basket ($/Gal)


$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
2009
2010
2011
2012
2013
$0.75
$0.73
$0.67
$0.80
$0.77
$0.74
$1.04
$1.02
$1.01
$1.07
$1.06
$1.06
$1.10
$1.09
$1.09
12/31/08 Conway Opis Basket Average
1/16/09 Conway Opis Basket Average
3/31/09 Conway Opis Basket Average

Mont Belvieu Average Basket ($/Gal)


$1.20
$1.10
$1.00
$0.90
$0.80
$0.70
$0.60
2009
2010
2011
2012
2013
$0.79
$0.77
$0.71
$0.85
$0.82
$0.78
$1.07
$1.05
$1.04
$1.10
$1.09
$1.09
$1.13
$1.12
$1.12
12/31/08 Mont Belvieu Basket Average
1/16/09 Mont Belvieu Basket Average
3/31/09 Mont Belvieu Basket Average

Note: Based on Wachovia Commodities Group, with NGL prices for 2011–13 based on NGL-to-crude ratios provided by management (6-month average for 12/31 and 12-month average for 1/16 and 3/31)

WACHOVIA SECURITIES

Project Double Barrel, 4/16/09 ■ 4
Comparison of 2009 Projected Wellhead Volumes Draft 2009 Volume Comparison 60,000 50,000 40,000 (Mcf/d) 30,000 20,000 10,000 0 Woodford Badlands MT Bakken Matli ND Bakken Volume Change (1/16 — 3/31) (5,790) (1,466) (924) 444 85 % Change (1/16 — 3/31) (14.3%) (3.9%) (4.0%) 3.2% 3.6% Q4 ‘08 Actual 12/31/08 Projections 1/16/09 Projections 3/31/09 Projections Project Double Barrel, 4/16/09 5

DRAFT
Comparison of 2009 Projected Wellhead Volumes (continued) Draft 2009 Volume Comparison 350,000 300,000 250,000 200,000 (Mcf/d) 150,000 100,000 50,000 0 Kinta Eagle Chief Worland Other Total Volume Change (1/16 — 3/31) (755) (1,757) (562) (259) (10,983) % Change (1/16 — 3/31) (0.5%) (7.0%) (20.4%) (10.9%) (3.8%) Q4 ‘08 Actual 12/31/08 Projections 1/16/09 Projections 3/31/09 Projections Project Double Barrel, 4/16/09 6

DRAFT
Wellhead Volumes Detail Draft Actuals Management Projections (Total Mcf/d) Q4 ‘08 2009 2010 2011 2012 2013 12/31 Projection 51,747 58,167 57,926 57,708 57,512 1/16 Projection 40,425 37,403 37,133 36,890 36,672 Woodford 3/31 Projection/Actual 38,008 34,636 30,993 30,341 29,985 29,655 % Change (1/16 to 3/31) (14%) (17%) (18%) (19%) (19%) 12/31 Projection 37,725 37,725 37,725 37,725 37,725 1/16 Projection 37,725 37,725 37,725 37,725 37,725 Badlands 3/31 Projection/Actual 28,148 36,259 37,725 37,725 37,725 37,725 % Change (1/16 to 3/31) (4%) 0% 0% 0% 0% 12/31 Projection 22,965 22,965 22,965 22,965 22,965 1/16 Projection 22,965 22,965 22,965 22,965 22,965 MT Bakken 3/31 Projection/Actual 23,272 22,041 22,170 22,170 22,170 22,170 % Change (1/16 to 3/31) (4%) (3%) (3%) (3%) (3%) 12/31 Projection 18,000 18,000 18,000 18,000 18,000 1/16 Projection 13,968 12,989 12,989 12,989 12,989 Matli 3/31 Projection/Actual 16,850 14,412 13,512 13,512 13,512 13,512 % Change (1/16 to 3/31) 3% 4% 4% 4% 4% 12/31 Projection 2,347 7,500 9,000 9,000 9,000 1/16 Projection 2,347 7,500 9,000 9,000 9,000 ND Bakken 3/31 Projection/Actual 0 2,432 5,500 5,500 5,500 5,500 % Change (1/16 to 3/31) 4% (27%) (39%) (39%) (39%) Project Double Barrel, 4/16/09 7

DRAFT
Wellhead Volumes Detail (continued) Draft Actuals Management Projections (Total Mcf/d) Q4 ‘08 2009 2010 2011 2012 2013 12/31 Projection 142,905 147,722 147,722 147,722 147,722 1/16 Projection 143,566 141,674 141,674 141,674 141,674 Kinta 3/31 Projection/Actual 141,607 142,811 141,674 141,674 141,674 141,674 % Change (1/16 to 3/31) (1%) 0% 0% 0% 0% 12/31 Projection 25,000 25,000 25,000 25,000 25,000 1/16 Projection 25,000 25,000 25,000 25,000 25,000 Eagle Chief 3/31 Projection/Actual 22,563 23,243 23,500 23,500 23,500 23,500 % Change (1/16 to 3/31) (7%) (6%) (6%) (6%) (6%) 12/31 Projection 2,750 2,750 2,750 2,750 2,750 1/16 Projection 2,750 2,750 2,750 2,750 2,750 Worland 3/31 Projection/Actual 2,425 2,188 2,177 2,177 2,177 2,177 % Change (1/16 to 3/31) (20%) (21%) (21%) (21%) (21%) 12/31 Projection 2,380 2,380 2,380 2,380 2,380 1/16 Projection 2,380 2,380 2,380 2,380 2,380 Other 3/31 Projection/Actual 2,350 2,121 2,082 2,082 2,082 2,082 % Change (1/16 to 3/31) (11%) (13%) (13%) (13%) (13%) 12/31 Projection 305,819 322,209 323,467 323,250 323,054 1/16 Projection 291,125 290,387 291,617 291,374 291,155 Total 3/31 Projection/Actual 275,221 280,142 279,333 278,681 278,325 277,995 % Change (1/16 to 3/31) (4%) (4%) (4%) (4%) (5%) Project Double Barrel, 4/16/09 8

DRAFT
Draft Returns Based on 3/31/09 Commodity Prices and Projections Project Double Barrel, 4/16/09 9

DRAFT

Go Private Assumptions

General Assumptions

- 4.0 million units of HLND and 8.5 million units of HPGP are purchased for total consideration of $52.0 million.
  - $7.78 per HLND unit (4/14 close)
  - $2.49 per HPGP unit (4/14 close)
  - 8.6x 2009E EBITDA based on management guidance
- $1.0 million in annual savings from elimination of public company costs ($0.5 million in 2009).
- Free cash flow used to repay revolver.
  - Dividends allowed to the extent that the debt balance will not exceed 4.25x EBITDA in the current year or future years
- Acquisition financed with cash from Hamm entities.
- Assumes $50.0 million in additional equity infusion from Hamm entities.
- Existing revolver remains in place with amended terms.
- Total cash outlay of $102.0 million.
- Commodity prices as of 3/31/09.
- LIBOR curve per Wachovia estimates.
- Analysis assumes closing on June 30, 2009.

Purchase Price Analysis

($ in millions, except per unit amounts)	HLND			HPGP		
Current Units	Units	% of Total	$ Value (MM)	Units	% of Total	% Mkt Value
Harold Hamm	0	0.0%	$0.0	13,138,052	60.8%	$32.7
HPGP Ownership[1]	5,572,285	58.4%	43.4	0	0.0%	0.0
Purchased Units						
Other Insiders	76,248	0.8%	$0.6	310,431	1.4%	$0.8
Total Insiders	5,648,533	59.2%	43.9	13,448,483	62.2%	33.5
Institutional Ownership	2,529,290	26.5%	19.7	6,016,139	27.8%	15.0
Public Ownership	1,362,871	14.3%	10.6	2,142,878	9.9%	5.3
Total Purchased	3,968,409	41.6%	$30.9	8,469,448	39.2%	$21.1
Total Outstanding	9,540,694	100.0%	$74.2	21,607,500	100.0%	$53.8
Current Unit Price			$7.78			$2.49
Current Market Value of Purchased Units			$30.9			$21.1
Total Market Capitalization			$74.2			$53.8
4/14/09 Unit Price			$7.78			$2.49
% Premium			0.0%			0.0%
Purchase Price per Unit			$7.78			$2.49
30-day VWAP[2] (as of 4/14/09)			$7.80			$2.45
Offer Premium to 30-day VWAP			(0.3%)			1.6%
Cash Consideration Offered			$30.9			$21.1
Implied Equity Value			$74.2			$53.8
Less: Value of HLND Units Owned by HPGP			NA			(43.4)
Net Debt Outstanding[3] (as of 6/30/09 est.)			271.6			0.7
Implied Enterprise Value			$345.8			$11.2
2008 EBITDA			$67.0			
2009E EBITDA[3]			$41.6			
2010E EBITDA[3]			$45.6			
Implied Multiple of 2008 EBITDA			5.2x			
Implied Multiple of 2009E EBITDA			8.3x			
Implied Multiple of 2010E EBITDA			7.6x			
Total Purchase Price						$52.0
Total Implied Equity Value						$84.7
Total Net Debt						272.3
Total Implied Enterprise Value						$357.0
Implied Multiple of LTM EBITDA						5.2x
Implied Multiple of 2008 EBITDA						5.3x
Implied Multiple of 2009E EBITDA						8.6x
Implied Multiple of 2010E EBITDA						7.8x

[1] Includes GP interest
[2] Based on Bloomberg
[3] Based on management guidance as of 3/31/09

WACHOVIA SECURITIES

Project Double Barrel, 4/16/09 ■ 10

RETURNS ANALYSIS

Internal Rate of Return – Strip Case


45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
Internal Rate of Return
32.6%
29.0%
21.4%
20.9%
20.8%
9.7%
5.5%
(2.3%)
2011
2012
2013
7.0x EBITDA Exit Multiple
9.0x EBITDA Exit Multiple
11.0x EBITDA Exit Multiple

Cash On Cash Returns – Strip Case


3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
Cash on Cash
3.1x
2.7x
2.3x
2.3x
1.9x
1.6x
1.5x
1.2x
0.9x
2011
2012
2013
7.0x EBITDA Exit Multiple
9.0x EBITDA Exit Multiple
11.0x EBITDA Exit Multiple

Purchase Price Sensitivities

$ in millions, except per unit prices

Unit Price		% Prem/(Disc)[1]		Hamm Entities	HLND Market	Implied HPGP	Implied Total		TEV / EBITDA	
HLND	HPGP	HLND	HPGP	Outlay	Cap	Premium[2]	Market Cap	TEV	2009E	2010E
$5.00	$1.50	(35.7%)	(39.8%)	$32.5	$47.7	$4.5	$52.3	$324.5	7.8x	7.1x
$6.00	$2.00	(22.9%)	(19.7%)	$40.7	$57.2	$9.8	$67.0	$339.3	8.2x	7.4x
$7.00	$2.25	(10.0%)	(9.6%)	$46.8	$66.8	$9.6	$76.4	$348.7	8.4x	7.6x
$7.78	$2.49	0.0%	0.0%	$52.0	$74.2	$10.5	$84.7	$357.0	8.6x	7.8x
$8.56	$2.74	10.0%	10.0%	$57.2	$81.6	$11.5	$93.1	$365.4	8.8x	8.0x
$9.50	$3.20	22.1%	28.5%	$64.8	$90.6	$16.2	$106.8	$379.1	9.1x	8.3x

[1] Based on April 14, 2009 closing price of $7.78 and $2.49 for HLND and HPGP, respectively

[2] Reflects the implied value in excess of HPGP's ownership in HLND

Equity IRR – Strip Case

2013 Trailing EBITDA Exit Multiple				
7.0x	8.0x	9.0x	10.0x	11.0x
16.6%	22.9%	28.3%	32.9%	37.0%
13.2%	19.3%	24.5%	29.1%	33.1%
11.3%	17.3%	22.4%	26.9%	30.9%
9.7%	15.7%	20.8%	25.1%	29.0%
8.2%	14.2%	19.1%	23.5%	27.3%
6.0%	11.9%	16.8%	21.0%	24.8%

Note: IRR and Cash on Cash Returns assumes a $7.78 and $2.49 purchase price of HLND units and HPGP units, respectively
Cash on Cash Returns calculated as all equity receipts / equity investments

WACHOVIA SECURITIES

Project Double Barrel, 4/16/09 ■ 11

SOURCES AND USES, CAPITALIZATION AND CREDIT METRICS – STRIP CASE

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$50.0	Partial Repayment of Debt	$50.0
New Equity (Cash to HLND & HPGP	52.0	Purchase of Public Equity	52.0
Revolver	3.8	Fees and Expenses	3.8
Total Sources	$105.7	Total Uses	$105.7

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization (6/30/09)	
	$	%
Revolver	$221.0	61.4%
Total Senior Secured Debt	221.0	61.4%
Capital Leases	4.3	1.2%
Total Debt	225.3	62.6%
Equity	134.7	37.4%
Total Capitalization	$360.0	100.0%

Credit Metrics[1]

($ in Millions)	6 Months	Projected			
	12/31/09	2010	2011	2012	2013
Revenue	$118.0	$286.5	$313.9	$324.6	$335.2
% Growth	n/a	29.5%	9.5%	3.4%	3.3%
EBITDA	$22.1	$45.6	$47.4	$51.4	$55.6
% Margin	18.7%	15.9%	15.1%	15.8%	16.6%
Less: Working Capital Usage	$0.0	($2.4)	$0.2	$0.4	$0.4
Less: Total Cash Interest Expense	5.1	11.9	11.1	12.8	14.8
Less: Maintenance Capital Expenditures	3.6	8.6	9.0	9.3	9.7
Less: Expansion Capital Expenditures	2.4	21.4	21.0	20.7	20.3
Less: Other Long-Term Liabilities	(0.3)	(0.6)	(0.6)	(0.6)	(0.6)
Free Cash Flow Before Debt Repayment	$11.3	$6.7	$6.7	$8.7	$11.0
Less: Capital Lease Payments	0.0	0.0	0.0	0.0	0.0
Plus: Special Payments Received	0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends	$11.3	$6.7	$6.7	$8.7	$11.0
Revolver (Repayments)/Borrowings	($11.3)	($6.7)	($6.0)	$17.0	$17.9
Equity (Infusion)/Dividend	$0.0	$0.0	$0.7	$25.7	$28.9
Cash Balance (End of Year)	$0.0	$0.0	$0.0	$0.0	$0.0
Senior Secured Debt Balance (End of Year)	$209.8	$203.0	$197.1	$214.1	$232.0
Total Debt Balance (End of Year)	$214.1	$207.3	$201.3	$218.4	$236.3
Leverage Statistics					
Senior Secured Debt / EBITDA	5.04x	4.45x	4.16x	4.17x	4.17x
Total Debt / EBITDA	5.14x	4.55x	4.25x	4.25x	4.25x
EBITDA / Interest Expense	4.09x	3.84x	4.29x	4.01x	3.77x

[1] Assumes 6/30/09 close

WACHOVIA SECURITIES

Project Double Barrel, 4/16/09 ■ 12
Revised Purchase Price Analysis Project Double Barrel, 4/16/09 13

DRAFT
Valuation Summary – Total Units Draft HLND Valuation – Based on Total Units Implied Unit Price $ 0.00 $ 3.00 $ 6.00 $ 9.00 $ 12.00 $ 15.00 $ 18.00 Strip Case Comparable Transaction Multiples $ 1.71 $ 10.34 7.0x — 9.0x 2009E EBITDA multiple ($41.1 MM) Public Company Valuation1 HLND Closing Price 7.0x — 9.4x 2009E EBITDA multiple ($41.1 MM) $ 1.71 $ 12.07 @ 4/14/09 ($ 7.78) Discounted Cash Flow Analysis NM $ 8.73 20.0% discount rate and 7.0x — 11.0x 2013E EBITDA exit multiple Implied TEV / 2009E EBITDA Multiple ( $41.1 MM) 6.6x 7.3x 8.0x 8.7x 9.4x 10.1x 10.8x Implied TEV / 2010E EBITDA Multiple ( $44.6 MM) 6.1x 6.7x 7.4x 8.0x 8.7x 9.3x 9.9x 1 Range is derived from average of multipes above median and average of multiples below median Implied HPGP Valuation Implied Unit Price $ 0.00 $ 1.00 $ 2.00 $ 3.00 $ 4.00 $ 5.00 $ 6.00 Strip Case Comparable Transaction Multiples1 $ 0.44 $ 2.67 Public Company Valuation1 $ 0.44 $ 3.11 Discounted Cash Flow Analysis1 NM $ 2.25 HPGP Closing Price @ 4/14/09 ($ 2.49) 1 Unit Values derived from valuation per HLND unit above, multipled by the number of common and subordinated units HPGP owns of HLND (including the GP interest), divided by the total number of HPGP units outstanding Project Double Barrel, 4/16/09 14

DRAFT
Valuation Summary – Common Units Only Draft HLND Valuation – Based on Common Units Only Implied Unit Price $0.00 $3.00 $6.00 $9.00 $12.00 $15.00 $18.00 Strip Case Comparable Transaction Multiples $2.52 $15.21 7.0x — 9.0x 2009E EBITDA multiple ($41.1 MM) Public Company Valuation 1 HLND Closing Price $2.52 $17.75 7.0x — 9.4x 2009E EBITDA multiple ($41.1 MM) @ 4/14/09 ($7.78) Discounted Cash Flow Analysis NM $12.86 20.0% discount rate and 7.0x — 11.0x 2013E EBITDA exit multiple Implied TEV / 2009E EBITDA Multiple ($41.1 MM) 6.6x 7.1x 7.5x 8.0x 8.5x 9.0x 9.4x Implied TEV / 2010E EBITDA Multiple ($44.6 MM) 6.1x 6.5x 7.0x 7.4x 7.8x 8.3x 8.7x 1 Range is derived from average of multipes above median and average of multiples below median Implied HPGP Valuation Implied Unit Price $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 Strip Case Comparable Transaction Multiples 1 $0.29 $1.77 Public Company Valuation 1 $2.06 $0.29 Discounted Cash Flow Analysis 1 NM $1.50 HPGP Closing Price @ 4/14/09 ($2.49) 1 Unit Values derived from valuation per HLND common unit above, multipled by the number of common units HPGP owns of HLND (including the GP interest), divided by the total number of HPGP units outstanding Project Double Barrel, 4/16/09 15

DRAFT

Comparable Partnership Analysis

Midstream Comparative Valuations

Partnership	Closing Price on 4/14/2009	Implied Market Value of Equity (1)	Implied Firm Value (2)	Current Dist. per Unit	Current Yield	Distributable Cash Flow (3) / Total Distributions 2009E	Distributable Cash Flow (3) / Total Distributions 2010E	Implied Firm Value / Adj. EBITDA (4) (5) 2009E	Implied Firm Value / Adj. EBITDA (4) (5) 2010E	Net Debt / EBITDA (4) 2009E	GP Tier	GP % of Dist. (6)
Gas Gathering and Processing												
Atlas Pipeline Partners, L.P.	$4.09	$191.8	$1,726.6	$1.52	37.2%	1.7x	2.1x	8.3x	7.0x	7.2x	2%	2%
Copano Energy, L.L.C. (7)	15.34	885.3	1,752.0	2.30	15.0%	0.7x	1.4x	9.8x	7.8x	4.8x	NA	NA
Crosstex Energy, L.P.	2.04	101.6	1,400.0	0.00	NA	NA	NA	7.8x	7.0x	7.2x	NA	NA
DCP Midstream Partners, LP (8)	15.10	485.5	1,068.7	2.40	15.9%	0.9x	1.4x	10.8x	8.6x	4.9x	49%	16%
Eagle Rock Energy Partners, L.P.	5.67	446.9	1,228.4	1.64	28.9%	1.1x	0.9x	5.9x	6.5x	3.7x	1%	1%
Exterran Partners, L.P.	13.92	271.2	666.7	1.85	13.3%	1.4x	1.7x	6.9x	5.0x	4.0x	25%	5%
MarkWest Energy Partners, L.P.	13.07	743.6	1,928.3	2.56	19.6%	1.1x	1.4x	7.4x	6.5x	4.5x	NA	NA
Quicksilver Gas Services LP	13.05	317.3	545.5	1.48	11.3%	1.4x	1.3x	8.4x	7.2x	3.5x	15%	3%
Regency Energy Partners LP	12.35	1,023.2	2,081.4	1.78	14.4%	1.1x	1.5x	9.0x	7.2x	4.4x	25%	4%
Targa Resources Partners LP	9.84	464.0	1,079.1	2.07	21.0%	1.1x	1.5x	6.2x	5.6x	3.3x	50%	9%
Western Gas Partners, LP	15.08	856.0	997.7	1.20	8.0%	1.4x	1.5x	10.2x	8.6x	1.4x	2%	2%
Williams Partners L.P.	13.12	706.6	1,597.7	2.54	19.4%	0.8x	1.4x	8.0x	6.6x	3.9x	50%	19%
			Mean		18.5%	1.1x	1.5x	8.2x	7.0x	4.4x	24%	7%
			Median		15.9%	1.1x	1.4x	8.2x	7.0x	4.2x	25%	4%
Hiland Partners, LP (9)	**$7.78**	**$74.2**	**$329.5**	**$1.80**	**23.1%**	**1.1x**	**2.0x**	**7.2x**	**5.6x**	**5.5x**	**2%**	**2%**
Hiland Partners, LP (10)	**$7.78**	**$74.2**	**$345.6**	**$0.00**	**NA**	**NA**	**NA**	**8.4x**	**7.8x**	**6.6x**	**NA**	**NA**

(1) Implied Market Value of Equity equals common, subordinated and implied (or fixed) G.P. units, multiplied by the market price of common units
(2) Implied Firm Value excludes the value of the general partner's IDRs
(3) Distributable Cash Flow (DCF) is defined as net income plus depreciation & amortization (and other non-cash items) less maintenance capex
(4) First Call consensus estimates
(5) EBITDA less distributions to sponsor
(6) Includes distributions from ownership in any implied GP units and incentive distribution rights. Excludes distributions from ownership of any LP units
(7) Pro forma the $110 million announced acquisition of McMullen Latteral pipeline
(8) Proforma the February 2009 acquisition of 25.1% interest in DCP East Texas Holdings, LLC from DCP Midstream LLC in exchange of Class D units.
(9) Based on consensus EBITDA and 12/31 net debt (i.e. all public information)
(10) Based on management projections of 2009 and 2010 EBITDA of $41.1 and $44.6, respectively and 3/31 net debt

Wachovia Securities

Project Double Barrel, 4/16/09 ■ 16
Discounted Cash Flow Analysis Draft HLND DCF Analysis
6 months $ in millions 12/31/09 2010 2011 2012 2013 Total
EBITDA $21.6 $44.6 $46.4 $50.4 $54.6 $217.5 Less: Working Capital Usage 0.0 (2.4) 0.2 0.4 0.4 (1.3) Less: Maintenance Capital Expenditures 3.6 8.6 9.0 9.3 9.7 40.3 Less: Expansion Capital Expenditures 2.4 21.4 21.0 20.7 20.3 85.8 Less: Other Long-Term Liabilities (0.3) (0.6) (0.6) (0.6) (0.6) (2.7) Unlevered Free Cash Flow $15.8 $17.6 $16.7 $20.6 $24.8 $95.5 Discount Rate 20.0% Present Value of FCF $15.1 $14.7 $11.6 $11.9 $11.9 $65.3 Assumed 2013 EBITDA Exit Multiple 9.0x Terminal Value $491.3 Present Value of Terminal Value $237.0 Total Enterprise Value $302.2 Less: Net Debt (as of 6/30/09 est.) 271.6 Implied Equity Value $30.7 Implied Unit Price — Total Units (at 9.0x exit multiple and 20% discount rate) $3.21 Implied Unit Price — Common Units Only (at 9.0x exit multiple and 20% discount rate) $4.73 Sensitivity Analysis – Total Units Sensitivity Analysis – Common Units Only Discount 2013 Trailing EBITDA Exit Multiple Discount 2013 Trailing EBITDA Exit Multiple Rate 7.0x 8.0x 9.0x 10.0x 11.0x Rate 7.0x 8.0x 9.0x 10.0x 11.0x 10.0% $7.04 $10.94 $14.85 $18.76 $22.67 10.0% $10.36 $16.11 $21.86 $27.62 $33.37 12.5% $4.32 $7.89 $11.46 $15.03 $18.60 12.5% $6.35 $11.61 $16.87 $22.13 $27.39 15.0% $1.87 $5.15 $8.42 $11.69 $14.96 15.0% $2.76 $7.57 $12.39 $17.21 $22.02 17.5% ($0.32) $2.68 $5.68 $8.68 $11.68 17.5% ($0.48) $3.94 $8.36 $12.78 $17.20 20.0% ($2.31) $0.45 $3.21 $5.97 $8.73 20.0% ($3.39) $0.67 $4.73 $8.79 $12.86 22.5% ($4.10) ($1.56) $0.98 $3.53 $6.07 22.5% ($6.03) ($2.29) $1.45 $5.19 $8.93 25.0% ($5.72) ($3.38) ($1.03) $1.31 $3.65 25.0% ($8.42) ($4.97) ($1.52) $1.93 $5.38 Project Double Barrel, 4/16/09 17

DRAFT
EBITDA Analysis Draft EBITDA as of 1/16/09 and 3/31/09 per Management projections, without changing Compression Services revenue or Growth CapEx. Present Value of EBITDA Change ($ in Millions) 2009 2010 2011 2012 2013 Total 1/16 Model EBITDA $44.4 $50.2 $51.6 $54.1 $55.1 $255.3 3/31 Model EBITDA 41.1 44.6 46.4 50.4 54.6 237.1 Difference ($3.3) ($5.6) ($5.2) ($3.7) ($0.5) ($18.2) Assumed Discount Rate 20.0% Present Value of EBITDA Decrease ($3.0) ($4.3) ($3.3) ($1.9) ($0.2) ($12.7) Assumed Exit Multiple 9.0x Terminal Value Decrease ($4.5) Present Value of Terminal Value Decrease ($1.8) Present Value of Total Decrease ($14.5) Divided By: Total HLND Units Outstanding and GP Interest 9.5 Present Value of Total Decrease Per HLND Unit ($1.52) Implied Present Value of Total Decrease Per HPGP Unit (Based on Total HLND Units) 1 ($0.39) 1 Reflects the $1.52 decrease per HLND unit multiplied by HPGP’s ownership in HLND, divided by 21.6 million HPGP units outstanding Project Double Barrel, 4/16/09 18

DRAFT
Liquidation Analysis Draft Under the terms of the partnership agreement, the subordinated units would not receive any proceeds from liquidation. Assumed 2009E EBITDA Multiple (In millions, except per unit amounts) 6.0x 6.5x 7.0x 7.5x 8.0x 8.5x 2009E EBITDA 1 $41.1 $41.1 $41.1 $41.1 $41.1 $41.1 Implied Liquidation Price $246.9 $267.4 $288.0 $308.6 $329.1 $349.7 Less: Projected Net Debt @ 6/30/09 1 (272.3) (272.3) (272.3) (272.3) (272.3) (272.3) Proceeds to Unitholders ($25.4) ($4.9) $15.7 $36.3 $56.8 $77.4 Proceeds per HLND Common Unit 2 ($3.93) ($0.75) $2.42 $5.60 $8.77 $11.94 Proceeds per HLND Subordinated Unit $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 Total Value to HPGP ($9.9) ($1.9) $6.1 $14.1 $22.0 $30.0 Per HPGP Unit ($0.46) ($0.09) $0.28 $0.65 $1.02 $1.39 GP Share ($0.7) ($0.1) $0.5 $1.1 $1.7 $2.3 HPGP Common Units (2.3 Million Units) (9.1) (1.7) 5.6 13.0 20.4 27.7 HPGP Subordinated Units (3.1 Million Units) 0.0 0.0 0.0 0.0 0.0 0.0 Public Common Unitholders (15.6) (3.0) 9.6 22.2 34.8 47.4 Total ($25.4) ($4.9) $15.7 $36.3 $56.8 $77.4 1 Based on 3/31/09 Management projections 2 Based on 6.3 million common units and the 2% GP Interest Project Double Barrel, 4/16/09 19

DRAFT
Indexed Price Chart Since Original Offer Draft Price Performance Since Original Offer 130 +22% GPs 120 110 +6% G&Ps +5% Alerian 100 +0% S&P 500 -2% HLND
-6% HPGP 90 80 70 1/14/09 1/26/09 2/5/09 2/17/09 2/27/09 3/11/09 3/23/09 4/2/09 4/14/09 HLND HPGP Gathering & Processing Index1 GP Index2 S&P 500 Alerian MLP Index Source: Factset 1 Includes: APL, CPNO, DPM, EROC, EXLP, KGS, NGLS, RGNC, WES, WPZ and XTEX 2 Includes: AHGP, AHD, BGH, XTXI, ETE, EPE, NRGP, NSH and PVG Project Double Barrel, 4/16/09 20

DRAFT
Draft Historical Trading of HLND and HPGP HLND 12-Month Units Traded Analysis (as of 4/14/09) HPGP 12-Month Units Traded Analysis (as of 4/14/09) 35.7% 28.9% 26.7% 18.2% 16.4% 15.9% 12.8% 11.0% 11.8% 9.6% 6.3% 5.0% 1.5% $0.00 — $7.50 $7.50 — $9.50 $9.50 — $15.00 $15.00 — $25.00 $25.00 — $35.00 $35.00 — $40.00 $40.00+ $0.00 — $2.50 $2.50 — $3.20 $3.20 — $7.50 $7.50 — $12.00 $12.00 — $20.00 $20.00+ Unit Price Unit Price Premium to 4/14/09 price (100.0%) — -3.0% (3.0%) — 22.9% 22.9% — 94.0% 94.0% — 223.4% 223.4% - 352.8% 352.8% — 417.5% 417.5% — 546.8% Premium to 4/14/09 price (100.0%) — 0.4% 0.4% — 28.5% 28.5% - 201.2% 201.2% — 381.9% 381.9% — 703.2% 703.2% — 1001.9% % Public Float 26.7% 35.7% 12.8% 6.3% 5.0% 1.5% 11.8% % Public Float 16.4% 28.9% 18.2% 9.6% 11.0% 15.9% Cumulative % of Public Float 26.7% 62.4% 75.2% 81.6% 86.6% 88.2% 100.0% Cumulative % of Public Float 16.4% 45.3% 63.5% 73.1% 84.1% 100.0% 10-Day VWAP 30-Day VWAP 60-Day VWAP Since 1/14/09 10-Day VWAP 30-Day VWAP 60-Day VWAP Since 1/14/09 $7.81 $7.80 $7.64 $8.20 $2.42 $2.45 $2.46 $2.64 Price Performance Since Original Offer Closing Price HPGP/HLND Ratio $10.00 0.60x $9.00 0.50x $8.00 $7.00 0.40x $6.00 $5.00 0.30x $4.00 0.20x $3.00 $2.00 0.10x $1.00 $0.00 0.00x 1/14/09 1/27/09 2/9/09 2/20/09 3/5/09 3/18/09 3/31/09 4/14/09 HLND HLND Offer HPGP HPGP Offer Ratio Project Double Barrel, 4/16/09 21

DRAFT
Reaction to Elimination of Distributions Draft Market Reaction to Elimination of Distributions XTEX XTXI QELP Average HLND HPGP Last close prior to announcement $3.46 $2.24 $4.07 $7.78 $2.49 2/27/09 2/27/09 1/27/09 (prices as of 4/14/09) 4/14/09 Close on day of announcement $1.68 $1.35 $2.10 $4.16 $1.33 Change on day of announcement (51%) (40%) (48%) (47%) -47% -47% Day of announcement + 1 day $1.35 $0.83 $2.10 Day of announcement + 1 week 1.17 0.88 1.50 Current 2.04 1.90 1.00 Last close prior to announcement vs: Day of announcement + 1 day (61%) (63%) (48%) (57%) $3.31 $1.06 Day of announcement + 1 week (66%) (61%) (63%) (63%) 2.85 0.91 Current (41%) (15%) (75%) (44%) 4.37 1.40 Project Double Barrel, 4/16/09 22

DRAFT

IMPORTANT DATES

April 2009

S	M	T	W	T	F	S
				16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

May 2009

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

June 2009

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30				

July 2009

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

August 2009

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

Important Date   Bank / Exchange Holiday

▪ April 17	Lender commitments due
▪ April 20	Send revised offer letters to the boards of HLND and HPGP
▪ April 21	HLND and HPGP publicly announce the receipt of the revised offer letters / File 13-Ds
	Presentation to the Committees and their advisors
	Mark-ups of draft merger agreements provided to committees
▪ April 24	Board approval for Q1 2009 distribution
▪ April 27	Announce Q1 2009 distribution
▪ Week of April 27	Financial advisors present fairness opinion to the Conflicts Committees
	Conflicts Committees recommend transactions to the boards
	Boards accept offers, execute merger agreements and announce transactions
	Prepare proxy statements
▪ Week of May 4	File proxy materials with the Securities and Exchange Commission
▪ May 6	BOD meeting (regularly scheduled to discuss Q1 results)
▪ May 6/7	Q1 2009 earnings release / conference call
▪ Mid June – Mid July	SEC reviews completed
	Mail proxy statements to unitholders
▪ Mid July – Mid August	Special meetings of unitholders to vote on offers

WACHOVIA SECURITIES

Project Double Barrel, 4/16/09 ▪ 23